Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Fourth Quarter and Full Year Results;

Increases Quarterly Dividend 13% on Strong Profit Outlook

Strong digital money transfer revenue growth

2019 operating cash flow of $915 million; over $1 billion adjusted
Over $880 million of cash returned to shareholders in 2019

DENVER, February 11, 2020:  The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement and payments, today reported financial results for the 2019 fourth quarter and full year, and provided its financial outlook for 2020.

In the fourth quarter, the Company generated revenue of $1.3 billion, a decline of 7% on a reported basis or an increase of 3% in adjusted constant currency terms compared to the prior year period.  The strengthening of the dollar against the Argentine peso negatively impacted reported revenue by approximately 2% in the quarter, while the effects of inflation on the Company’s Argentina-based businesses are estimated to have positively impacted revenue by approximately 1%.

GAAP earnings per share in the fourth quarter was $0.32 compared to $0.48 in the prior year period, and adjusted earnings per share in the fourth quarter was $0.38 compared to $0.51 in the prior year. The decline in both GAAP and adjusted earnings per share was primarily due to a higher effective tax rate, the impact of the divestiture of the Speedpay and Paymap businesses in May of 2019, and higher marketing investment compared to the prior year period, partially offset by fewer shares outstanding. GAAP and adjusted tax rates in the fourth quarter of 2019 were the highest of the year, as expected, and were further increased by one-time settlements in certain geographies. The GAAP rate also included additional taxes associated with the May 2019 divestitures.

CEO Hikmet Ersek said, “I’m pleased with the progress of our business in the fourth quarter, as we continued to deliver strong digital growth and solid financial results. Importantly, we began implementing a number of initiatives from our new strategy and productivity program, and we start

2020 with good momentum for achieving the 2022 targets we laid out at our September investor day.”

The Company’s 2020 financial outlook calls for margin expansion and adjusted EPS growth in the teens, and the Company increased its quarterly dividend by 13% to $0.225 per common share, payable March 31, 2020 to shareholders of record at the close of business on March 17, 2020.

CFO Raj Agrawal said, “Our solid underlying performance and focus on efficiency in 2019 generated strong profits and cash flow that enabled us to return over $880 million to shareholders, through dividends and repurchases, while funding our growth strategy. We remain confident in our ability to deliver strong financial performance in 2020 and beyond, and are pleased to announce an increase in our quarterly dividend.”

Q4 Business Unit Highlights

•

Consumer-to-Consumer (C2C) revenues, which represented 86% of total Company revenue in the quarter, were flat on a reported basis, or increased 1% constant currency, while transactions declined 1%. Geographically, constant currency revenue growth was driven by cross-border sends originated in Europe, the U.S. and Latin America, partially offset by declines in Asia Pacific, U.S. domestic money transfer, and certain countries with civil unrest, macro-economic, and market specific issues.

Digital money transfer revenues increased 24% on a reported basis, or 25% constant currency, in the quarter including westernunion.com and third-party white label digital services.  Westernunion.com C2C revenues increased 17% on a reported basis and 18% on a constant currency basis, including cross-border revenue growth of 26%. Westernunion.com revenues represented 15% of total C2C revenue in the quarter and the service is now available in over 70 countries, plus additional territories, with bank account payout in over 100 countries and retail payout in over 200 countries and territories.

•

Western Union Business Solutions revenue was flat on a reported basis, or increased 1% constant currency, with constant currency growth driven by strong performance generated from customers in Europe. Business Solutions represented 7% of total Company revenue in the quarter.

•	Other revenues, which primarily consist of retail bill payments businesses in the U.S. and Argentina, declined 52%. The reduction was due to the divestitures of the Speedpay and

Paymap businesses in May of 2019 and the impact of the depreciation of the Argentine peso. Other revenues represented 7% of total Company revenue in the quarter.

Additional Q4 Financial Highlights

•

GAAP operating margin in the quarter was 17.3% compared to 19.3% in the prior year period. The decline in operating margin was primarily due to higher marketing investment compared to the prior year period, the impact of the restructuring expense in the current quarter and the divestiture of Speedpay in May of 2019.

•

Adjusted operating margin in the quarter was 18.7% compared to 19.9% in the prior year period.  The decrease in adjusted operating margin was primarily due to the higher marketing investment and the Speedpay divestiture.

•

The GAAP effective tax rate in the quarter was 31.4% compared to 9.8% in the prior year period, while the adjusted tax rate was 24.5% compared to 6.8% in the prior year period.  The GAAP and adjusted rates in the fourth quarter of 2018 included certain discrete benefits. GAAP and adjusted rates in the fourth quarter of 2019 were the highest of the year, as expected, and were further increased by one-time settlements in certain geographies. The GAAP rate also included additional taxes associated with the May 2019 divestitures.

•	The Company returned $149 million to shareholders in the fourth quarter, consisting of $65 million in share repurchases and $84 million of dividends.

2019 Full Year Financial Highlights

•

The Company’s full year revenue declined 5%, or increased 3% on an adjusted constant currency basis, compared to the prior year.  The strengthening of the dollar against the Argentine peso reduced reported revenue growth by approximately 3%, while the impact of inflation on the Company’s Argentina-based businesses is estimated to have positively impacted revenue growth by approximately 2%.

•

GAAP operating margin was 17.6% compared to 20.1% in the prior year. The reduction in GAAP operating margin was primarily due to the impact of restructuring expense and the divestiture of the Speedpay business.

•	Adjusted operating margin was 20.1% compared to 20.3% in the prior year, which was down slightly due to higher marketing investment.

•

The GAAP effective tax rate for the year was 19.9% compared to 14.1% in the prior year, which increased primarily due to the net gain on the sales of the Speedpay and Paymap businesses and various one-time net discrete benefits in the prior year period, after adjustments associated with the Tax Act. The adjusted tax rate of 19.7% for the full year compares to 12.0% for 2018, which primarily reflects various one-time discrete benefits in the prior year.

•

GAAP earnings per share was $2.46 compared to $1.87 in the prior year.  The increase in earnings per share was primarily due to the gain on the sale of the Speedpay business and fewer shares outstanding, partially offset by the impact of restructuring expenses and a higher effective tax rate.

•

Adjusted earnings per share was $1.73 compared to $1.95 in 2018. The decline in adjusted earnings per share was primarily due to a higher adjusted effective tax rate and the impact of the divestitures, which were partially offset by fewer shares outstanding.

•

GAAP cash flow from operating activities for the year was $915 million, while adjusted operating cash flow was $1.1 billion for the year.  The Company returned $881 million to shareholders through dividends and share repurchases for the full year.

Financial Outlook

The Company is affirming its three-year financial targets including operating margin of approximately 23% in 2022 and a low double-digit EPS CAGR for the three years ending 2022*.

The Company expects the following outlook for 2020:

Revenue

•	GAAP: flat to low single-digit decline, primarily due to the divestiture of our domestic bill payments business, Speedpay, in May 2019

•	Adjusted constant currency: low single-digit increase, excluding any benefit related to Argentina inflation

* CAGR compared to 2019 adjusted EPS of $1.73

Operating Profit Margin

•	GAAP operating margin of approximately 20% and adjusted operating margin of approximately 21%

Tax Rate

•	GAAP and adjusted effective tax rate in a mid-teens range

Earnings per Share

•	GAAP EPS in a range of $1.87 to $1.97
•	Adjusted EPS in a range of $1.95 to $2.05

Cash Flow

•	GAAP cash flow from operating activities of approximately $900 million
•	Adjusted cash flow from operating activities of approximately $1.0 billion

Adjustment Items

Adjusted constant currency revenue growth metrics for 2020 are anticipated to exclude revenues for the Speedpay and Paymap businesses in the prior year period, each of which was divested in May 2019.  Adjusted operating profit, tax rate, and earnings per share metrics for 2020 periods are anticipated to exclude restructuring expenses and acquisition and divestiture costs, net of related tax benefits, as applicable.  Adjusted cash flow from operating activities for 2020 is anticipated to exclude the impact of payments for restructuring expenses and acquisition and divestiture costs, net of related tax payments.

Adjusted constant currency revenue metrics for 2019 exclude revenues for the Speedpay and Paymap businesses, which were each divested in May.  Adjusted operating profit metrics for 2019 periods exclude restructuring expenses and acquisition and divestiture costs.  Adjusted tax rate and earnings per share metrics for 2019 periods exclude the impact of the net gain on the Speedpay and Paymap divestitures, restructuring expenses, and acquisition and divestiture costs.  Adjusted cash flow from operating activities for 2019 periods excludes the impact of payments for restructuring expenses, acquisition and divestiture costs, and taxes on the net gain on the Speedpay and Paymap divestitures, including the tax benefits related to base erosion anti-abuse tax (BEAT). Restructuring expenses are not included in operating segment results.

Although the Company has previously incurred and can reasonably be expected to incur restructuring costs in the future, these expenses are specific to the implementation of the new Global Strategy initiative and the Company has therefore provided adjusted financial results that exclude these expenses.

Adjusted constant currency revenue metrics for 2018 periods exclude revenues for the Speedpay and Paymap businesses, each of which was divested in May of 2019.  Adjusted operating profit metrics exclude acquisition and divestiture costs. Adjusted tax rates and earnings per share for 2018 periods exclude the impacts of the acquisition and divestiture costs and tax expense related to changes in estimates for the provisional accounting for the Tax Act. These items have been excluded to provide comparability with 2019 adjusted metrics.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include the following: (1) consolidated revenue change constant currency adjusted and excluding Speedpay and Paymap, (2) Consumer-to-Consumer segment revenue change constant currency adjusted, (3) Consumer-to-Consumer segment westernunion.com and digital money transfer revenue change constant currency adjusted, (4) Business Solutions segment revenue change constant currency adjusted, (5) operating margin, excluding, as applicable, restructuring-related expenses and acquisition and divestiture costs, (6) diluted earnings per share, excluding, as applicable, restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act, (7) effective tax rate, excluding, as applicable, restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act, (8) cash flows from operating activities, adjusted, excluding, as applicable, cash payments related to restructuring-related expenses, acquisition and divestiture costs, and impact from tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments, (9) operating margin outlook, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs, (10) earnings per share outlook, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs, (11) operating cash flow outlook, excluding estimated cash payments related to restructuring-related expenses and acquisition and divestiture costs, and (12) additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at

http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial +1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 5648629.

The conference call and accompanying slides will be available via webcast at

http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2018. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as civil unrest, war, terrorism, natural disasters, or public health emergencies or epidemics, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents, or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments.  Our omnichannel platform connects the digital and physical worlds and makes it possible for consumers and businesses to send and receive money and make payments with speed, ease, and reliability.  As of December 31, 2019, our network included over 550,000 retail agent locations offering our branded services in more than 200 countries and territories, with the capability to send money to billions of accounts. Additionally, westernunion.com, our fastest growing channel in 2019, is available in over 70 countries, plus additional territories, to move money around the world. With our global reach, Western Union moves money for better, connecting family, friends and businesses to enable financial inclusion and support economic growth. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Pia De Lima

+1 (954) 260-5732

Pia.DeLima@westernunion.com

Investor Relations:

Brad Windbigler

+1(720) 332-2510

brad.windbigler@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(3)%	1%	(4)%	(5)%	(6)%	(7)%	(5)%
Consolidated revenues (constant currency adjusted) - YoY % change	(a)	2%	3%	2%	0%	(3)%	(4)%	(1)%
Consolidated revenues (constant currency adjusted and excluding Speedpay and Paymap) - YoY % change	(a), (s)	3%	4%	2%	4%	4%	3%	3%
Consolidated operating margin (GAAP)	(b)	19.3%	20.1%	18.8%	19.3%	15.1%	17.3%	17.6%
Consolidated operating margin, excluding restructuring-related expenses and acquisition and divestiture costs	(c), (v), (w)	19.9%	20.3%	19.3%	20.3%	22.3%	18.7%	20.1%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(1)%	2%	(3)%	(1)%	1%	0%	(1)%
Revenues (constant currency adjusted) - YoY % change	(g)	1%	2%	0%	1%	2%	1%	1%
Operating margin**		23.3%	23.5%	22.1%	22.5%	23.7%	20.3%	22.1%

Transactions (in millions)		74.3	287.0	69.1	73.5	73.0	73.8	289.4
Transactions - YoY % change		4%	4%	2%	1%	2%	(1)%	1%

Total principal ($- billions)		$22.4	$87.7	$20.9	$22.2	$22.4	$22.2	$87.7
Principal per transaction ($- dollars)		$301	$305	$302	$303	$307	$300	$303
Principal per transaction - YoY % change		0%	3%	(2)%	(1)%	0%	0%	(1)%
Principal per transaction (constant currency adjusted) - YoY % change	(h)	3%	3%	2%	1%	2%	1%	1%

Cross-border principal ($- billions)		$20.5	$79.9	$19.1	$20.5	$20.6	$20.5	$80.7
Cross-border principal - YoY % change		5%	7%	1%	0%	3%	1%	1%
Cross-border principal (constant currency adjusted) - YoY % change	(i)	8%	7%	5%	3%	4%	2%	3%

NA region revenues (GAAP) - YoY % change	(aa), (bb)	0%	2%	1%	2%	2%	1%	2%
NA region revenues (constant currency adjusted) - YoY % change	(j), (aa), (bb)	0%	2%	1%	2%	2%	1%	2%
NA region transactions - YoY % change	(aa), (bb)	2%	2%	0%	(1)%	(1)%	(4)%	(2)%

EU & CIS region revenues (GAAP) - YoY % change	(aa), (cc)	1%	7%	(3)%	(3)%	(1)%	1%	(2)%
EU & CIS region revenues (constant currency adjusted) - YoY % change	(k), (aa), (cc)	2%	4%	1%	1%	1%	2%	1%
EU & CIS region transactions - YoY % change	(aa), (cc)	8%	8%	5%	4%	6%	5%	5%

MEASA region revenues (GAAP) - YoY % change	(aa), (dd)	(7)%	(5)%	(7)%	(3)%	4%	0%	(1)%
MEASA region revenues (constant currency adjusted) - YoY % change	(l), (aa), (dd)	(6)%	(4)%	(6)%	(1)%	5%	0%	0%
MEASA region transactions - YoY % change	(aa), (dd)	3%	1%	1%	(3)%	1%	(1)%	(1)%

LACA region revenues (GAAP) - YoY % change	(aa), (ee)	0%	8%	(2)%	4%	4%	(2)%	1%
LACA region revenues (constant currency adjusted) - YoY % change	(m), (aa), (ee)	16%	19%	12%	16%	12%	6%	11%
LACA region transactions - YoY % change	(aa), (ee)	11%	14%	9%	11%	10%	4%	8%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
Consumer-to-Consumer segment cont.
APAC region revenues (GAAP) - YoY % change	(aa), (ff)	(9)%	(6)%	(13)%	(14)%	(13)%	(10)%	(13)%
APAC region revenues (constant currency adjusted) - YoY % change	(n), (aa), (ff)	(8)%	(6)%	(11)%	(12)%	(13)%	(10)%	(12)%
APAC region transactions - YoY % change	(aa), (ff)	(4)%	(1)%	(6)%	(9)%	(6)%	(7)%	(7)%

International revenues - YoY % change	(gg)	(2)%	3%	(5)%	(3)%	0%	(1)%	(2)%
International transactions - YoY % change	(gg)	6%	6%	3%	2%	4%	2%	3%
International revenues - % of C2C segment revenues	(gg)	67%	67%	66%	65%	66%	66%	66%

United States originated revenues - YoY % change	(hh)	(1)%	2%	0%	2%	2%	1%	1%
United States originated transactions - YoY % change	(hh)	2%	1%	0%	(1)%	(1)%	(4)%	(2)%
United States originated revenues - % of C2C segment revenues	(hh)	33%	33%	34%	35%	34%	34%	34%

westernunion.com revenues (GAAP) - YoY % change	(ii)	21%	21%	17%	18%	16%	17%	17%
westernunion.com revenues (constant currency adjusted) - YoY % change	(o), (ii)	22%	21%	19%	20%	17%	18%	18%
westernunion.com transactions - YoY % change	(ii)	25%	25%	19%	15%	16%	13%	16%

% of Consumer-to-Consumer Revenue
Regional Revenues:
NA region revenues	(aa), (bb)	37%	37%	38%	38%	38%	38%	38%
EU & CIS region revenues	(aa), (cc)	32%	32%	32%	32%	32%	32%	32%
MEASA region revenues	(aa), (dd)	15%	15%	15%	15%	15%	15%	15%
LACA region revenues	(aa), (ee)	9%	9%	9%	9%	9%	9%	9%
APAC region revenues	(aa), (ff)	7%	7%	6%	6%	6%	6%	6%
westernunion.com revenues	(ii)	12%	12%	13%	13%	14%	15%	14%

Business Solutions Segment
Revenues (GAAP) - YoY % change		3%	1%	(1)%	3%	0%	0%	0%
Revenues (constant currency adjusted) - YoY % change	(p)	5%	0%	4%	7%	3%	1%	4%
Operating margin**		5.4%	6.1%	9.0%	10.9%	16.7%	11.3%	12.0%

Other (primarily bill payments businesses in United States and Argentina)
Revenues (GAAP) - YoY % change		(11)%	(5)%	(9)%	(31)%	(48)%	(52)%	(34)%
Operating margin**		1.8%	6.7%	5.0%	4.3%	9.0%	4.6%	5.5%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		80%	80%	79%	83%	85%	86%	83%
Business Solutions segment revenues		7%	7%	7%	7%	8%	7%	7%
Other revenues		13%	13%	14%	10%	7%	7%	10%

*   See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

** Corporate costs, including stock-based compensation and other overhead, continue to be consistently allocated to the segments based on historical practice. For the three and twelve months ended December 31, 2019, approximately $20.1 million and $51.1 million, respectively, of corporate expenses were allocated to the Consumer-to-Consumer segment that would have been previously included in Other prior to the sale of Speedpay on May 9, 2019.

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2019	2018	% Change	X	2019	2018	% Change
Revenues	$1,307.7	$1,401.6	(7)%		$5,292.1	$5,589.9	(5)%
Expenses:
Cost of services	756.5	833.8	(9)%		3,086.5	3,300.8	(6)%
Selling, general, and administrative	324.7	296.8	9%		1,271.6	1,167.0	9%
Total expenses (a)	1,081.2	1,130.6	(4)%		4,358.1	4,467.8	(2)%
Operating income	226.5	271.0	(16)%		934.0	1,122.1	(17)%
Other income/(expense):
Gain on divestitures of businesses (b)	—	—	(c)		524.6	—	(c)
Interest income	2.1	1.2	80%		6.3	4.8	31%
Interest expense	(37.5)	(38.2)	(2)%		(152.0)	(149.6)	2%
Other income, net	6.4	1.0	(c)		8.5	14.1	(40)%
Total other income/(expense), net	(29.0)	(36.0)	(19)%		387.4	(130.7)	(c)
Income before income taxes	197.5	235.0	(16)%		1,321.4	991.4	33%
Provision for income taxes	62.1	22.9	(c)		263.1	139.5	89%
Net income	$135.4	$212.1	(36)%		$1,058.3	$851.9	24%
Earnings per share:
Basic	$0.32	$0.48	(33)%		$2.47	$1.89	31%
Diluted	$0.32	$0.48	(33)%		$2.46	$1.87	32%
Weighted-average shares outstanding:
Basic	419.5	442.9			427.6	451.8
Diluted	424.7	445.4			430.9	454.4

(a)

For the three and twelve months ended December 31, 2019, we incurred $16.6 million and $115.5 million, respectively, related to our restructuring plan, with a significant majority of these expenses related to severance and employee benefits. For the three and twelve months ended December 31, 2019, $5.9 million and $39.8 million is included within Cost of services, respectively. For the three and twelve months ended December 31, 2019, $10.7 million and $75.7 million, respectively, is included within Selling, general, and administrative.

(b)

On May 9, 2019, the Company completed the sale of its United States electronic bill payments business known as Speedpay to ACI Worldwide Corp. and ACW Worldwide, Inc. for approximately $750 million in cash, resulting in a gain of approximately $523 million on the sale for the twelve months ended December 31, 2019.

(c)	Calculation not meaningful.

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	December 31,
	2019	2018
Assets
Cash and cash equivalents	$1,450.5	$973.4
Settlement assets	3,296.7	3,813.8
Property and equipment, net of accumulated depreciation of $616.5 and $702.4, respectively	186.9	270.4
Goodwill	2,566.6	2,725.0
Other intangible assets, net of accumulated amortization of $961.5 and $1,047.6, respectively	494.9	598.2
Other assets	762.9	616.0
Total assets	$8,758.5	$8,996.8
Liabilities and stockholders' deficit
Liabilities:
Accounts payable and accrued liabilities	$601.9	$564.9
Settlement obligations	3,296.7	3,813.8
Income taxes payable	1,019.7	1,054.0
Deferred tax liability, net	152.1	161.1
Borrowings	3,229.3	3,433.7
Other liabilities	498.3	279.1
Total liabilities	8,798.0	9,306.6

Stockholders' deficit:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 418.0 shares and 441.2 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	4.2	4.4
Capital surplus	841.2	755.6
Accumulated deficit	(675.9)	(838.8)
Accumulated other comprehensive loss	(209.0)	(231.0)
Total stockholders' deficit	(39.5)	(309.8)
Total liabilities and stockholders' deficit	$8,758.5	$8,996.8

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Year Ended
	December 31,
	2019	2018
Cash flows from operating activities
Net income	$1,058.3	$851.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	79.6	76.9
Amortization	178.1	187.8
Gain on divestitures of businesses, excluding transaction costs	(532.1)	—
Deferred income tax benefit	(24.5)	(15.1)
Other non-cash items, net	118.4	66.2
Increase/(decrease) in cash, excluding the effects of divestitures, resulting from changes in:
Other assets	7.5	(31.0)
Accounts payable and accrued liabilities	94.3	(126.5)
Income taxes payable	(36.8)	(193.1)
Other liabilities	(28.2)	4.2
Net cash provided by operating activities	914.6	821.3
Cash flows from investing activities
Payments for capitalized contract costs	(46.6)	(150.3)
Payments for internal use software	(33.0)	(52.0)
Purchases of property and equipment	(48.1)	(136.7)
Proceeds from divestitures of businesses, net of cash divested	711.7	—
Purchases of non-settlement related investments and other	(6.8)	(24.2)
Proceeds from maturity of non-settlement related investments and other	23.4	13.7
Purchases of held-to-maturity non-settlement related investments	(1.3)	(2.8)
Proceeds from held-to-maturity non-settlement related investments	33.0	23.5
Net cash provided by/(used in) investing activities	632.3	(328.8)
Cash flows from financing activities
Cash dividends paid	(340.8)	(341.7)
Common stock repurchased	(552.6)	(412.4)
Net proceeds from commercial paper	120.0	125.0
Net proceeds from issuance of borrowings	495.9	685.4
Principal payments on borrowings	(824.9)	(414.4)
Proceeds from exercise of options	36.7	10.1
Other financing activities	(4.1)	(9.2)
Net cash used in financing activities	(1,069.8)	(357.2)
Net change in cash, cash equivalents, and restricted cash	477.1	135.3
Cash, cash equivalents, and restricted cash at beginning of year (a)	979.7	844.4
Cash, cash equivalents, and restricted cash at end of year (a)	$1,456.8	$979.7

(a)	As of December 31, 2019 and 2018, the Company had $6.3 million of restricted cash.

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2019	2018	% Change	X	2019	2018	% Change
Revenues:
Consumer-to-Consumer	$1,125.0	$1,127.7	0%		$4,407.8	$4,453.6	(1)%
Business Solutions	97.0	96.8	0%		388.8	386.8	0%
Other (a) (b)	85.7	177.1	(52)%		495.5	749.5	(34)%
Total consolidated revenues	$1,307.7	$1,401.6	(7)%		$5,292.1	$5,589.9	(5)%
Segment operating income:
Consumer-to-Consumer	$228.1	$262.5	(13)%		$975.4	$1,048.2	(7)%
Business Solutions	11.0	5.2	(e)		46.8	23.4	(e)
Other (a) (b)	4.0	3.3	23%		27.3	50.5	(46)%
Total segment operating income	243.1	271.0	(10)%		1,049.5	1,122.1	(6)%
Restructuring-related expenses (c)	(16.6)	—	(e)		(115.5)	—	(e)
Total consolidated operating income	$226.5	$271.0	(16)%		$934.0	$1,122.1	(17)%
Segment operating income margin
Consumer-to-Consumer (d)	20.3%	23.3%	(3.0)%		22.1%	23.5%	(1.4)%
Business Solutions	11.3%	5.4%	5.9%		12.0%	6.1%	5.9%
Other (a)	4.6%	1.8%	2.8%		5.5%	6.7%	(1.2)%

(a)	Consists primarily of the Company’s bill payments businesses in the United States and Argentina.
(b)

On May 9, 2019, the Company completed the sale of its United States electronic bill payments business known as Speedpay to ACI Worldwide Corp. and ACW Worldwide, Inc. for approximately $750 million in cash. In addition, on May 6, 2019, the Company completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing.  Both Speedpay and Paymap were included as a component of Other in the Company’s segment reporting.  Revenues attributed to Speedpay and Paymap included in the Company's results were $88.2 million for the three months ended December 31, 2018, and $130.7 million and $368.2 million for the twelve months ended December 31, 2019 and 2018, respectively.  Operating income attributed to Speedpay and Paymap, excluding corporate allocations, was $24.8 million for the three months ended December 31, 2018, and $30.3 million and $110.3 million for the twelve months ended December 31, 2019 and 2018, respectively.

(c)

Restructuring-related expenses have been excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(d)

Corporate costs, including stock-based compensation and other overhead, continue to be consistently allocated to the segments based on historical practice. For the three and twelve months ended December 31, 2019, approximately $20.1 million and $51.1 million, respectively, of corporate expenses were allocated to the Consumer-to-Consumer segment that would have been previously included in Other prior to the sale of Speedpay on May 9, 2019.

(e)	Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business because they provide consistency and comparability to prior periods. We have also included non-GAAP revenues that remove the impact of Speedpay and Paymap in order to provide a more meaningful comparison of results from continuing operations.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts.

			Notes	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
		Consolidated Metrics
(a)	…	Revenues, as reported (GAAP)		$1,401.6	$5,589.9	$1,337.0	$1,340.5	$1,306.9	$1,307.7	$5,292.1
		Foreign currency translation impact	(r)	68.9	111.9	77.2	74.2	45.8	41.7	238.9
		Revenues, constant currency adjusted		1,470.5	5,701.8	1,414.2	1,414.7	1,352.7	1,349.4	5,531.0
		Less revenues from Speedpay and Paymap	(s)	(88.2)	(368.2)	(91.9)	(38.8)	N/A	N/A	(130.7)
		Revenues, constant currency adjusted and excluding Speedpay and Paymap		$1,382.3	$5,333.6	$1,322.3	$1,375.9	$1,352.7	$1,349.4	$5,400.3
		Prior year revenues, as reported (GAAP)		$1,438.3	$5,524.3	$1,389.4	$1,411.1	$1,387.8	$1,401.6	$5,589.9
		Less prior year revenues from Speedpay and Paymap	(s)	(97.2)	(387.3)	(99.2)	(91.6)	(89.2)	(88.2)	(368.2)
		Prior year revenues, adjusted, excluding Speedpay and Paymap		$1,341.1	$5,137.0	$1,290.2	$1,319.5	$1,298.6	$1,313.4	$5,221.7
		Revenue change, as reported (GAAP)		(3)%	1%	(4)%	(5)%	(6)%	(7)%	(5)%
		Revenue change, constant currency adjusted		2%	3%	2%	0%	(3)%	(4)%	(1)%
		Revenue change, constant currency adjusted and excluding Speedpay and Paymap		3%	4%	2%	4%	4%	3%	3%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
	Consolidated Metrics cont.
(b)	Operating income, as reported (GAAP)		$271.0	$1,122.1	$251.2	$258.9	$197.4	$226.5	$934.0
	Operating margin, as reported (GAAP)		19.3%	20.1%	18.8%	19.3%	15.1%	17.3%	17.6%
	Speedpay and Paymap contribution to operating income	(s)	$24.8	$110.3	$22.6	$7.7	N/A	N/A	$30.3
	Speedpay and Paymap contribution to operating margin	(s)	0.6%	0.7%	0.4%	0.0%	N/A	N/A	0.1%

(c)	Operating income, as reported (GAAP)		$271.0	$1,122.1	$251.2	$258.9	$197.4	$226.5	$934.0
	Restructuring-related expenses	(v)	N/A	N/A	N/A	7.4	91.5	16.6	115.5
	Acquisition and divestiture costs	(w)	8.4	14.9	6.9	5.7	2.5	0.9	16.0
	Operating income, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs		$279.4	$1,137.0	$258.1	$272.0	$291.4	$244.0	$1,065.5
	Operating margin, as reported (GAAP)		19.3%	20.1%	18.8%	19.3%	15.1%	17.3%	17.6%
	Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs		19.9%	20.3%	19.3%	20.3%	22.3%	18.7%	20.1%

(d)	Operating income, as reported (GAAP)		$271.0	$1,122.1	$251.2	$258.9	$197.4	$226.5	$934.0
	Depreciation and amortization		68.7	264.7	64.8	64.8	61.1	67.0	257.7
	EBITDA	(u)	$339.7	$1,386.8	$316.0	$323.7	$258.5	$293.5	$1,191.7
	Operating margin, as reported (GAAP)		19.3%	20.1%	18.8%	19.3%	15.1%	17.3%	17.6%
	EBITDA margin		24.2%	24.8%	23.6%	24.1%	19.8%	22.4%	22.5%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
	Consolidated Metrics cont.
(e)	Net income, as reported (GAAP)		$212.1	$851.9	$173.1	$614.8	$135.0	$135.4	$1,058.3
	Restructuring-related expenses	(v)	N/A	N/A	N/A	7.4	91.5	16.6	115.5
	Acquisition and divestiture costs	(w)	8.4	14.9	6.9	5.7	2.5	0.9	16.0
	Gain on sales of Speedpay and Paymap	(s)	N/A	N/A	N/A	(524.6)	—	—	(524.6)
	Income tax benefit from restructuring-related expenses	(v)	N/A	N/A	N/A	(1.4)	(18.2)	(5.9)	(25.5)
	Income tax benefit from acquisition and divestiture costs	(w)	(1.9)	(3.3)	(1.6)	(1.2)	(0.6)	(0.2)	(3.6)
	Income tax expense from net gain on sales of Speedpay and Paymap (includes elimination of previously forecasted annual base-erosion anti-abuse taxes)	(s)	N/A	N/A	N/A	94.1	—	15.4	109.5
	Income tax expense/(benefit) from Tax Act	(t)	8.1	22.5	N/A	N/A	N/A	N/A	N/A
	Net income, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act		$226.7	$886.0	$178.4	$194.8	$210.2	$162.2	$745.6
	Diluted earnings per share ("EPS"), as reported (GAAP) ($- dollars)		$0.48	$1.87	$0.39	$1.42	$0.32	$0.32	$2.46
	EPS impact of restructuring-related expenses ($- dollars)	(v)	N/A	N/A	N/A	$0.02	$0.22	$0.03	$0.27
	EPS impact of acquisition and divestiture costs ($- dollars)	(w)	$0.02	$0.03	$0.02	$0.01	—	—	$0.04
	EPS impact as a result of gain on sales of Speedpay and Paymap ($- dollars)	(s)	N/A	N/A	N/A	$(1.22)	—	—	$(1.22)
	EPS impact from income tax benefit from restructuring-related expenses ($- dollars)	(v)	N/A	N/A	N/A	—	$(0.05)	$(0.01)	$(0.06)
	EPS impact from income tax benefit from acquisition and divestiture costs ($- dollars)	(w)	—	—	—	—	—	—	$(0.01)
	EPS impact as a result of tax expense on gain on sales of Speedpay and Paymap (includes elimination of previously forecasted annual base-erosion anti-abuse taxes) ($- dollars)	(s)	N/A	N/A	N/A	$0.22	—	$0.04	$0.25
	EPS impact as a result of Tax Act ($- dollars)	(t)	$0.01	$0.05	N/A	N/A	N/A	N/A	N/A
	EPS impact as a result of restructuring-related expenses, acquisition and divestiture costs, and gain on sales of Speedpay and Paymap, net of income tax expense/(benefit) and Tax Act ($- dollars)		$0.03	$0.08	$0.02	$(0.97)	$0.17	$0.06	$(0.73)
	Diluted earnings per share, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act ($- dollars)		$0.51	$1.95	$0.41	$0.45	$0.49	$0.38	$1.73
	Diluted weighted-average shares outstanding		445.4	454.4	439.9	432.3	426.8	424.7	430.9

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
	Consolidated Metrics cont.
(f)	Effective tax rate, as reported (GAAP)		10%	14%	20%	18%	17%	31%	20%
	Impact from restructuring-related expenses	(v)	N/A	N/A	N/A	0%	1%	0%	1%
	Impact from acquisition and divestiture costs	(w)	1%	0%	0%	0%	0%	0%	0%
	Impact from gain on sales of Speedpay and Paymap	(s)	N/A	N/A	N/A	(1)%	0%	(7)%	(1)%
	Impact from Tax Act	(t)	(4)%	(2)%	N/A	N/A	N/A	N/A	N/A
	Effective tax rate, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and impact of Tax Act		7%	12%	20%	17%	18%	24%	20%

	Consumer-to-Consumer Segment
(g)	Revenues, as reported (GAAP)		$1,127.7	$4,453.6	$1,056.9	$1,112.9	$1,113.0	$1,125.0	$4,407.8
	Foreign currency translation impact	(r)	23.9	6.6	33.0	31.4	17.9	14.8	97.1
	Revenues, constant currency adjusted		$1,151.6	$4,460.2	$1,089.9	$1,144.3	$1,130.9	$1,139.8	$4,504.9
	Prior year revenues, as reported (GAAP)		$1,144.5	$4,354.5	$1,091.0	$1,127.5	$1,107.4	$1,127.7	$4,453.6
	Revenue change, as reported (GAAP)		(1)%	2%	(3)%	(1)%	1%	0%	(1)%
	Revenue change, constant currency adjusted		1%	2%	0%	1%	2%	1%	1%

(h)	Principal per transaction, as reported ($- dollars)		$301	$305	$302	$303	$307	$300	$303
	Foreign currency translation impact ($- dollars)	(r)	7	—	11	8	5	4	7
	Principal per transaction, constant currency adjusted ($- dollars)		$308	$305	$313	$311	$312	$304	$310
	Prior year principal per transaction, as reported ($- dollars)		$300	$297	$307	$306	$308	$301	$305
	Principal per transaction change, as reported		0%	3%	(2)%	(1)%	0%	0%	(1)%
	Principal per transaction change, constant currency adjusted		3%	3%	2%	1%	2%	1%	1%

(i)	Cross-border principal, as reported ($- billions)		$20.5	$79.9	$19.1	$20.5	$20.6	$20.5	$80.7
	Foreign currency translation impact ($- billions)	(r)	0.4	(0.2)	0.7	0.5	0.4	0.2	1.8
	Cross-border principal, constant currency adjusted ($- billions)		$20.9	$79.7	$19.8	$21.0	$21.0	$20.7	$82.5
	Prior year cross-border principal, as reported ($- billions)		$19.5	$74.5	$18.9	$20.4	$20.1	$20.5	$79.9
	Cross-border principal change, as reported		5%	7%	1%	0%	3%	1%	1%
	Cross-border principal change, constant currency adjusted		8%	7%	5%	3%	4%	2%	3%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
	Consumer-to-Consumer Segment cont.
(j)	NA region revenue change, as reported (GAAP)		0%	2%	1%	2%	2%	1%	2%
	NA region foreign currency translation impact	(r)	0%	0%	0%	0%	0%	0%	0%
	NA region revenue change, constant currency adjusted		0%	2%	1%	2%	2%	1%	2%

(k)	EU & CIS region revenue change, as reported (GAAP)		1%	7%	(3)%	(3)%	(1)%	1%	(2)%
	EU & CIS region foreign currency translation impact	(r)	1%	(3)%	4%	4%	2%	1%	3%
	EU & CIS region revenue change, constant currency adjusted		2%	4%	1%	1%	1%	2%	1%

(l)	MEASA region revenue change, as reported (GAAP)		(7)%	(5)%	(7)%	(3)%	4%	0%	(1)%
	MEASA region foreign currency translation impact	(r)	1%	1%	1%	2%	1%	0%	1%
	MEASA region revenue change, constant currency adjusted		(6)%	(4)%	(6)%	(1)%	5%	0%	0%

(m)	LACA region revenue change, as reported (GAAP)		0%	8%	(2)%	4%	4%	(2)%	1%
	LACA region foreign currency translation impact	(r)	16%	11%	14%	12%	8%	8%	10%
	LACA region revenue change, constant currency adjusted		16%	19%	12%	16%	12%	6%	11%

(n)	APAC region revenue change, as reported (GAAP)		(9)%	(6)%	(13)%	(14)%	(13)%	(10)%	(13)%
	APAC region foreign currency translation impact	(r)	1%	0%	2%	2%	0%	0%	1%
	APAC region revenue change, constant currency adjusted		(8)%	(6)%	(11)%	(12)%	(13)%	(10)%	(12)%

(o)	westernunion.com revenue change, as reported (GAAP)		21%	21%	17%	18%	16%	17%	17%
	westernunion.com foreign currency translation impact	(r)	1%	0%	2%	2%	1%	1%	1%
	westernunion.com revenue change, constant currency adjusted		22%	21%	19%	20%	17%	18%	18%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	4Q18	FY2018	1Q19	2Q19	3Q19	4Q19	FY2019
	Business Solutions Segment
(p)	Revenues, as reported (GAAP)		$96.8	$386.8	$95.6	$95.6	$100.6	$97.0	$388.8
	Foreign currency translation impact	(r)	2.6	(2.6)	4.6	3.6	2.9	1.0	12.1
	Revenues, constant currency adjusted		$99.4	$384.2	$100.2	$99.2	$103.5	$98.0	$400.9
	Prior year revenues, as reported (GAAP)		$94.3	$383.9	$96.7	$93.1	$100.2	$96.8	$386.8
	Revenue change, as reported (GAAP)		3%	1%	(1)%	3%	0%	0%	0%
	Revenue change, constant currency adjusted		5%	0%	4%	7%	3%	1%	4%

(q)	Operating income, as reported (GAAP)		$5.2	$23.4	$8.6	$10.5	$16.7	$11.0	$46.8
	Depreciation and amortization		10.4	41.9	10.2	9.7	9.9	9.8	39.6
	EBITDA	(u)	$15.6	$65.3	$18.8	$20.2	$26.6	$20.8	$86.4
	Operating income margin, as reported (GAAP)		5.4%	6.1%	9.0%	10.9%	16.7%	11.3%	12.0%
	EBITDA margin		16.2%	16.9%	19.7%	21.1%	26.4%	21.5%	22.2%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Digital Money Transfer Revenues	Notes		4Q19
Digital money transfer revenue change (GAAP)	(jj)		24%
Digital money transfer foreign currency translation impact	(r)		1%
Digital money transfer revenue change, constant currency adjusted	(jj)		25%

Cash Flows from Operating Activities			FY2019
Cash flows from operating activities (GAAP) ($- millions)			$915
Cash payments related to restructuring-related expenses and acquisition and divestiture costs ($- millions)	(v), (w)		63
Tax benefits related to cash payments related to restructuring-related expenses and acquisition and divestiture costs ($- millions)	(v), (w)		(12)
Tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments ($- millions)	(s)		93
Cash flows from operating activities, adjusted, excluding cash payments related to restructuring-related expenses, acquisition and divestiture costs, and impact from tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments ($- millions)			$1,059

2020 Consolidated Outlook Metrics			FY2020
Operating margin (GAAP)			20%
Impact from restructuring-related expenses and acquisition and divestiture costs	(v), (w)		1%
Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs			21%

		Range
Earnings per share (GAAP) ($- dollars)		$1.87	$1.97
Impact from restructuring-related expenses and acquisition and divestiture costs ($- dollars)	(v), (w)	0.08	0.08
Earnings per share, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs ($- dollars)		$1.95	$2.05

Operating cash flow (GAAP) ($- millions)			$900
Impact from estimated cash payments related to restructuring-related expenses and acquisition and divestiture costs ($- millions)	(v), (w)		100
Operating cash flow, adjusted, excluding estimated cash payments related to restructuring-related expenses and acquisition and divestiture costs ($- millions)			$1,000

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Non-GAAP related notes:

(r)

Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.

(s)

On May 9, 2019, we completed the sale of our United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. ("ACI") for approximately $750 million in cash.  In the third quarter of 2019, the working capital calculation, pursuant to the divestiture agreement, was completed and resulted in a payment of approximately $21 million to ACI. In addition, on May 6, 2019, we completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing.  Both Speedpay and Paymap were included as a component of "Other" in our segment reporting. Revenue has been adjusted to exclude the carved out financial information for Speedpay and Paymap and the gain on the sales and the income taxes on the gain, including the elimination of previously forecasted annual base-erosion anti-abuse taxes, has been removed from adjusted net income and adjusted effective tax rate. Additionally, cash flows from operating activities have been adjusted to exclude taxes paid on the gain from Speedpay and Paymap divestitures, net of related reductions to previously expected base-erosion anti-abuse tax payments. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures.  We have included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented.  Additionally, Speedpay and Paymap contributions to operating income exclude corporate overhead allocations.

(t)

Represents the impact to our provision for income taxes related to the December 2017 enactment of tax reform in the United States (“Tax Act”), primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. During the fourth quarter of 2018, we completed our accounting for the Tax Act.

(u)

Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(v)

Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve our business processes and cost structure by reducing headcount and consolidating various facilities. While these expenses are identifiable to our business segments, primarily to our Consumer-to-Consumer segment, they have been excluded from the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation. These expenses are therefore excluded from the Company's segment operating income results. Additionally, cash flows from operating activities and cash flows from operating activities outlook have been adjusted to exclude payments related to our restructuring plan, net of related tax benefits. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that we have previously incurred and can reasonably be expected to incur in the future. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

(w)

Represents the impact from expenses incurred in connection with our acquisition and divestiture activity, including the Speedpay and Paymap divestitures. These expenses have been excluded from operating and net income. Additionally, cash flows from operating activities and cash flows from operating activities outlook have been adjusted to exclude payments related to our acquisition and divestiture activity, net of related tax benefits.  The 2018 and first quarter 2019 presentations have been recast to provide consistency with the second quarter 2019 and year-to-date 2019 presentations and exclude these expenses from our operating and net income. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

Other notes:

(aa)	Geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined entirely based upon the region where the money transfer is initiated.
(bb)	Represents the North America (United States and Canada) (“NA”) region of our Consumer-to-Consumer segment.
(cc)	Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of our Consumer-to-Consumer segment.
(dd)

Represents the Middle East, Africa, and South Asia (“MEASA”) region of our Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.

(ee)	Represents the Latin America and the Caribbean (“LACA”) region of our Consumer-to-Consumer segment, including Mexico.
(ff)	Represents the East Asia and Oceania (“APAC”) region of our Consumer-to-Consumer segment.
(gg)

Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(hh)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(ii)	Represents transactions conducted and funded through Western Union branded websites and mobile apps (referred to throughout as “westernunion.com”).
(jj)	Represents transactions conducted and funded through westernunion.com and transactions initiated through third-party white label digital services.